UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2006

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Information is incorporated by reference from Item 5.02 below.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) We have agreed to terminate the employment of Michael S. Zarriello, Senior Vice President, Chief Financial Officer and Secretary, pursuant to Section 5(b) – Termination Without Cause – of his Employment Contract, which was entered into effective June 2, 2004. This contract was filed with the Securities and Exchange Commission on September 28, 2004 as Exhibit 10.16(q) to our Annual Report on Form 10-K for the year ended June 30, 2004. On October 2, 2006, Mr. Zarriello was provided with a 60-day written notice as required under his employment agreement, resulting in an effective termination date of December 1, 2006. Pursuant to Mr. Zarriello’s employment contract, he will continue to be paid his current base salary through the termination date.

In accordance with Mr. Zarriello’s employment contract, he will be entitled to receive severance starting on the effective date of termination consisting of the continuation of his base salary and other benefits for a period of 24 months. Payment is conditioned upon compliance by Mr. Zarriello with ongoing obligations, including the restrictive covenants and confidentiality obligations set forth in his employment agreement. Mr. Zarriello is eligible to receive a prorated bonus under the Company’s Management Incentive Plan (MIP) for calendar year 2006 based on the number of days he was employed during the calendar year, subject to the terms and conditions generally applicable to participants therein.

(c) (1) Effective October 2, 2006, the Board appointed Kristine Beian Ponczak to the positions of Senior Vice President, Chief Financial Officer and Secretary.

(2) Mrs.Ponczak has served as the Company’s Vice President and Treasurer since December 2004, and previously served as Director of Financial Planning from April 1998 until December 2004. Prior to joining the Company, Mrs. Ponczak worked with the privately held company Sun Street Foods as the Corporate Controller, with overall responsibility for financial reporting and treasury functions. Before that, Mrs. Ponczak worked with the publicly traded company Main Street & Main, the largest franchise holder of TGI Friday’s restaurants in addition to a distributor of frozen foods, where she was responsible for reviewing operational and accounting processes at the various subsidiary levels. Prior to that, Mrs. Ponczak worked in the Management Consulting, Business Valuation division of Coopers & Lybrand, focusing on the valuation of closely held companies, litigation support and merger and acquisition deal structures.

(3) Effective March 21, 2005, we entered into an employment agreement with Mrs. Ponczak. This contract was filed with the Securities and Exchange Commission on

March 25, 2005 as Exhibit 1.1 to our Report on Form 8-K dated March 21, 2005. The agreement provides for an annual review of the employee’s base salary, and provides that the base salary may not be reduced by more than 10% unless such reduction is part of an across the board reduction. The agreement continues until terminated by one of the parties or by mutual agreement, and expires automatically upon the employee’s death or disability. The employee is eligible for incentive compensation pursuant to the Company’s MIP on the terms and conditions generally applicable to participants therein. If we terminate the employment agreement without cause or on the basis of the employee’s disability, the employee will receive the then effective base salary and other benefits provided by the employment agreement for a period of 24 months (12 months in the event of disability). If the employee resigns or retires, or if we terminate an employment agreement for cause, severance benefits are not payable. The agreement restricts the employee from competing against us after termination for a period of two years.

Attached as Exhibit 99.1 is a press release dated October 3, 2006 with respect to the appointment of Mrs. Ponczak.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated October 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: October 3, 2006	By:	/s/ Jack Brucker
Jack Brucker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 3, 2006